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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305 (B) (2)

THE BANK OF NOVA SCOTIA TRUST COMPANY
OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-5691211 (I.R.S. employer Identification number)
One Liberty Plaza New York, N.Y. (Address of principal executive office)	10006 (Zip code)

N/A
Name, address and telephone number of agent for service

NORAMPAC INC.
(Exact name of obligor as specified in its charter)

CANADA
(State or other jurisdiction of incorporation or organization)

N/A
(I.R.S. employer identification no.)
752 Sherbrooke Street West

Montreal, Quebec, Canada (Address of principal executive offices)	H3A 1G1 (Postal Code)

6 3/4% SENIOR NOTES due 2013
(Title of the indenture securities)

Guarantors	Jurisdiction of incorporation	I.R.S. employer identification no.
Newfoundland Containers Limited	Newfoundland	Not Applicable
Norampac Dallas-Fort Worth LP	Texas	75-2952762
Norampac Finance US Inc.	Delaware	16-1610733
Norampac Industries Inc.	New York	16-1306807
Norampac Leominster Inc.	Massachusetts	04-2281071
Norampac New York City	New York	11-1363670
Norampac Schenectady Inc.	New York	48-1307248
Norampac Texas GP Inc.	Texas	75-2952758
1426835 Ontario Inc.	Ontario, Canada	Not Applicable
3815251 Canada Inc.	Canada	Not Applicable
3815269 Canada Inc.	Canada	Not Applicable

Item 1.	General Information Furnish the following information as to the trustee:
(a) Name and address of each examining or supervising authority to which it is subject.
Board of Governors of the Federal Reserve System Washington, D.C.
State of New York Banking Department State House, Albany, N.Y.
(b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.
Item 2.	Affiliation with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. The obligor is not an affiliate of the Trustee.
Item 3 through Item 15. Not applicable.
Item 16.	List of Exhibits. List below all exhibits filed as part of this statement of eligibility.
	Exhibit 1	—	Copy of the Organization Certificate of the Trustee as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).
	Exhibit 2	—	Copy of the Certificate of Authority of the Trustee to commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).
	Exhibit 3	—	None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.
	Exhibit 4	—	Copy of the existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 333-6688).
	Exhibit 5	—	No Indenture referred to in Item 4.
	Exhibit 6	—	The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).
	Exhibit 7	—	Copy of the latest Report of Condition of the Trustee as of March 31, 2003

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of July, 2003.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
By:	/s/ JOHN F. NEYLAN John F. Neylan Trust Officer

The Bank of Nova Scotia Trust Company of New York

Legal Title of Bank
New York

City
New York	10006

State	Zip Code

FDIC Certificate Number /    /    /    /    /    /

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC—BALANCE SHEET

		Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)	0081			623	1.a.
	b.	Interest-bearing balances(2)	0071		6	000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	1754		4	209	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773			0	2.b.
3.	Federal funds sold and securities purchased under agreement to resell		1350
	a.	Federal Funds sold	B987		4	600	3.a.
	b.	Securities purchased under agreements to resell	B989			0	3.b.
4.	Loans and lease financing receivable (from Schedule RC-C):
	a.	Loans and leases held for sale	5369			0	4.a.
	b.	Loans and leases, net of unearned income	B528				4.b.
	c.	LESS: Allowance for loan and lease losses	3123				4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529			0	4.d.
5.	Trading assets (from Schedule RC-D)		3545			0	5.
6.	Premises and fixed assets (including capitalized leases)		2145			0	6.
7.	Other real estate owned (from Schedule RC-M)		2150			0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130			0	8.
9.	Customers' liability to this bank on acceptances outstanding		2155			0	9.
10.	Intangible assets:
	a.	Goodwill	3163			0	10.a.
	b.	Other intangible assets (from Schedule RC-M)	0426			0	10.b.
11.	Other assets (from Schedule RC-F)		2160			55	11.
12.	Total assets (sum of items 1 through 11)		2170		15	487	12.

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

SCHEDULE RC—CONTINUED

		Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200		1	678	13.a.
		(1) Noninterest-bearing(l)	6631		1	678	13.a.(1)
		(2) Interest-bearing	6636				13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase		2800			0	14.
	a.	Federal Funds purchased(2)	B993			0	14.a.
	b.	Securities sold under agreements to purchase(3)	B995			0	14.b.
15.	Trading liabilities (from Schedule RC-D)		3548			0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)		3190			0	16.
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding		2920			0	18.
19.	Subordinated notes and debentures(4)		3200			0	19.
20.	Other liabilities (from Schedule RC-G)		2930			468	20.
21.	Total liabilities (sum of items 13 through 20)		2948		2	146	21.
22.	Minority interest in consolidated subsidiaries		3000			0	22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		3838			0	23.
24.	Common stock		3230		1	000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839		10	030	25.
26.	a.	Retained earnings	3632		2	311	26.a.
	b.	Accumulated other comprehensive incomes(3)	B530			0	26.b.
27.	Other equity capital components(4)		A130			0	27.
28.	Total equity capital (sum of items 23 through 27)		3210		13	341	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		3300		15	487	29.

Memorandum
To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed far the bank by independent external auditors as of any date during 2002	6724	M.1.
1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank
2	=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Includes limited-life preferred stock and related surplus.

(3)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4)
Includes treasury stock and unearned Employee Stock Ownership Plans

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SIGNATURE
SCHEDULE RC—BALANCE SHEET